Exhibit 99.01

Universal Travel Group Q1 '07 Revenue Up 811% to $6.9 M
Monday May 14, 9:24 am ET

Net Income $653,610 or $0.02 per share

LOS ANGELES, Calif. and SHENZHEN, China, May 14 /PRNewswire-FirstCall/ -- Universal Travel Group (OTC Bulletin Board: UTVG - News) which operates through its wholly-owned subsidiary, Shenzhen Yu Zhi Lu Aviation Service Company Ltd.
(YZL), a leading air travel agency in Southern China, announced financial results for the first quarter of fiscal year 2007.

For the first quarter, Universal Travel reported $6.9 million in revenue, up 811% from $764,504 for the comparable quarter in fiscal year 2006. The increase is attributed to a rising customer base as well as the acquisition of Speedy Dragon and the addition of air cargo transportation and hotel booking services businesses during the quarter.

Net income was $653,610, or $0.02 per share, for the first quarter '07, up from $460,329 a year ago. Net income was adversely impacted by the second half of the company's stock compensation charge reported last fiscal year. This represents Universal's last expense in connection with this plan.

The company reported gross profit of $2.2 million and a gross profit margin of 32.4% for the quarter. Income from operations was $870,308 for the quarter.

Chairman and CEO Ms. Jiangping Jiang said, "This was a strong quarter for Universal Travel Group. We are very pleased with the increase in revenue for the quarter. Assets for the quarter were $12.5 million, up from $7.5 million for the comparable quarter a year ago. The increase in assets includes approximately $3 million in goodwill associated with the Speedy Dragon acquisition. We expect our assets to continue to grow as we complete the acquisition of Shanghai Lanbao, which we announced two weeks ago.

"Looking ahead, we expect further growth for our company. With the acquisition of Speedy Dragon and Shanghai Lanbao we will have added two new operating segments for the company that will provide an additional boost in revenue for the upcoming fiscal year. Our recent appointment of Richard Cohen to our board of directors cements our ties to our U.S. shareholder base. We are very pleased to welcome Richard to our team."

The financial statements follow.

Universal Travel will hold a conference call with key members of its management team today at 11:00 a.m. Eastern Time. The conference call will cover the company's first quarter earnings results. A question-and-answer session will follow.

To participate, call (877) 407-9205 after 10:50 a.m. Eastern Time today. International callers should dial (201) 689-8054. While in conference, if callers should experience any difficulty or require operator assistance, they can press the (*) followed by the (0) button. This will call an operator to the line.

A live webcast of the call will be available at http://www.vcall.com/IC/CEPage.asp?ID=117064 and http://www.hawkassociates.com/utvgmore.aspx. It will be archived until August 15.

About Universal Travel Group

Universal Travel Group, through its wholly-owned subsidiary, Shenzhen Yu Zhi Lu Aviation Service Company Ltd., is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout China. The

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company's core services include booking services for air tickets, hotels, and restaurants, tour routing for customers and an air cargo division. The company's goal is to become China's leading travel services provider. For more information, visit http://www.chutg.com.

      A profile for investors can be accessed at http://www.hawkassociates.com/utvgprofile.aspx. For investor relations information regarding Universal Travel Group, contact Jacalyn Guo at (310) 443-4151, e-mail: Jacalyn@chutg.com, or contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com. To receive these releases via e-mail, subscribe at http://www.hawkassociates.com/email.aspx.

Forward-looking Statement:

The statements in these news releases contain forward-looking information within the meaning of the Private Securities Litigation Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties. In each case actual results may differ materially from such forward-looking statements. Any statements regarding targets for future results are forward-looking and actual results may differ materially. These are the company's targets, not predictions of actual performance.

                          UNIVERSAL TRAVEL GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      FOR THE THREE MONTHS ENDED MARCH 31,

                                                           2007            2006

Gross Revenues - Net                                $ 6,961,140     $   764,504
Cost of services                                      4,705,678              --
Gross Profit                                          2,255,462         764,504
Selling, General and administrative expenses            751,794         228,456
Stock Based Compensation                                633,360              --
                                                      1,385,154         228,456

Income from operations                                  870,308         536,048

Other (Income) Expense
Interest income                                                           6,419
Other Income                                             10,100              --
Interest expense                                           (980)           (904)
Total Other Income (Expense)                              9,120           5,515
Income before income taxes                              879,428         541,563

Provision for income taxes                              225,818          81,234
Net income                                          $   653,610     $   460,329


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                         UNIVERSAL TRAVEL GROUP, INC.
                         CONSOLIDATED BALANCE SHEETS
                     MARCH 31, 2007 AND DECEMBER 31, 2006

 ASSETS                                                 2007                2006
Current Assets
Cash and cash equivalents                        $ 1,354,039         $ 1,043,555
Accounts Receivable                                1,582,586              18,788
Acquisition Deposit                                       --           2,881,823
Loans Receivable                                   1,260,950             661,158
Due from Shareholders                                 54,173                  --
Trade Deposit                                        872,793             959,605
Advances                                           2,805,787           1,831,558
Refundable Deposits                                  420,329              34,004
Prepaid expenses and
 other receivables                                   435,207              31,842
Total Current Assets                               8,785,864           7,462,333

Property & equipment, net                             74,391              51,555
Intangible assets                                     42,254              49,938
Goodwill                                           3,621,513
Total Assets                                     $12,524,022         $ 7,563,826

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Notes payable - Bank                                $ 1,148,380      $        --
Accounts payable and accrued expenses                 4,002,492        3,391,229
Income tax payable                                      225,761          263,850
Total Current Liabilities                             5,376,633        3,655,079

Stockholders' Equity

Common stock, $.001
 par value, 70,000,000
 shares authorized,
 34,934,285 issued and outstanding                       34,934           30,450
Additional paid in capital                            2,910,929          332,013
Other comprehensive income                              105,443          103,811
Retained earnings                                     4,096,083        3,442,473
Total Stockholders' Equity                            7,147,389        3,908,747
Total Liabilities
 and Stockholders' Equity                           $12,524,022      $ 7,563,826


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Universal Travel Group
10940 Wilshire Blvd.  Suite 1600
Los Angeles, CA 90024
Contact: Jacalyn Guo
e-mail: : Jacalyn@chutg.com
Phone: (310) 443-4151
www.chutg.com

Investor Relations Contact:
Hawk Associates, Inc.
Frank Hawkins and Julie Marshall
Phone: (305) 451-1888
E-mail: info@hawkassocites.com
http://www.hawkassociates.com


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